AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
LB Center, Inc.
Chicago, Illinois

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form SB-2 and related Prospectus of Berman Center, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) for the registration of 22,615,007 shares of the Company’s common stock. We also consent to the use of our report dated June 10, 2005 (the “Report”), with respect to the financial statements of the Company included in the Registration Statement and related Prospectus for the years ended March 31, 2005 and 2004.

In addition, we consent to the incorporation by reference of the Report, with respect to the financial statements of Company included in the Registration Statement and related Prospectus for the years ended March 31, 2005 and 2004, in the Form 10-SB filed by the Company with the Commission.

Very truly yours,

/s/ AJ. Robbins PC
AJ. Robbins PC
Certified Public Accountants

Denver, Colorado
June 30, 2005